As filed with the Securities and Exchange Commission on September 19, 2001

                                                      Registration No. 333-25915
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                Amendment No. 2
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                          FIRST AVIATION SERVICES INC.
             (Exact name of registrant as specified in its charter)

                               -------------------

             Delaware                                       06-1419064
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                      Identification Number)

                               15 Riverside Avenue
                        Westport, Connecticut 06880-4214
                            Telephone: (203) 291-3300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                FIRST AVIATION SERVICES INC. STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                Michael C. Culver
                               15 Riverside Avenue
                        Westport, Connecticut 06880-4214
                            Telephone: (203) 291-3300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                                    Copy to:
                             Fredrick S. Green, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000
                         CALCULATION OF REGISTRATION FEE

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                                                   Proposed           Proposed
                                                   maximum            maximum
Title of                      Amount               offering           aggregate         Amount of
securities                    to be                price              offering          registration
to be registered              registered(1)        per share(2)       price(2)          fee(2)
----------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share         200,000              $4.70              $940,000.00       $235.00
----------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon average of the high and low prices of the Common Stock on September 17, 2001, as reported on the National Association of Securities Dealers Automated Quotation System National Market System.

================================================================================

                                EXPLANATORY NOTE


         On April 25, 1997 First Aviation Services Inc. (the "Company") filed a Registration Statement on Form S-8 (Registration No. 333-25915), the contents of which are hereby incorporated by reference, covering 400,000 shares of the Company's common stock, par value $0.01 (the "Common Stock") for issuance pursuant to awards granted under the First Aviation Services Inc. Stock Incentive Plan, as amended (the "Plan").

         On June 7, 1999 the Company filed a Registration Statement on Form S-8 (Registration No. 333-80125), the contents of which are hereby incorporated by reference, covering 400,000 shares of the Company's common stock, par value $0.01 (the "Common Stock") for issuance pursuant to awards granted under the Plan.

         At the Company's Annual Meeting of Stockholders held on July 10, 2001, the stockholders approved an amendment to the Plan increasing the number of shares of Common Stock that could be issued under the Plan to 1,000,000. The purpose of this Registration Statement is to register the additional 200,000 shares of Common Stock available for award under the Plan, as approved by the Company's stockholders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 19th day of September, 2001.

                                          First Aviation Services Inc.


                                          By: /s/ Michael C. Culver
                                              --------------------------
                                                Michael C. Culver
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael C. Culver, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                               Title                                                          Date
---------                               -----                                                          ----

/s/ Aaron P. Hollander                  Chairman of the Board                                          September 19, 2001
----------------------
Aaron P. Hollander


/s/ Michael C. Culver                   Chief Executive Officer and Director                           September 19, 2001
---------------------
Michael C. Culver


/s/ John A. Marsalisi                   Chief Financial Officer and Director                           September 19, 2001
---------------------                   (Principal Financial and Accounting Officer)
John A. Marsalisi


/s/ Stanley J. Hill                     Director                                                       September 19, 2001
-------------------
Stanley J. Hill


/s/ Robert L. Kirk                      Director                                                       September 19, 2001
------------------
Robert L. Kirk


/s/ Charles B. Ryan                     Director                                                       September 19, 2001
-------------------
Charles B. Ryan

                                  EXHIBIT INDEX


       Exhibit
       Number              Description
       -------             -----------

         4.1               Restated Certificate of Incorporation (incorporated by reference and filed as an Exhibit to the
                           Company's Registration Statement on Form S-1 (No. 333-18647), as amended, (the "S-1 Registration
                           Statement").

         4.2               Restated Bylaws (incorporated by reference and filed as an Exhibit to the Company's S-1 Registration
                           Statement).

         4.3               First Aviation Services Inc. Stock Incentive Plan (incorporated by reference and filed as an Exhibit to the S-1 Registration Statement).

         4.4               Amendment No. 1 to the First Aviation Services Inc. Stock Incentive Plan (incorporated by reference and filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended
                           January 31, 1998).

         4.5               Amendment No. 2 to the First Aviation Services Inc. Stock Incentive Plan.

         5                 Opinion of Weil, Gotshal & Manges LLP (opinion of counsel).

         23.1              Consent of Ernst & Young LLP, Independent Auditors.

         23.2              Consent of Weil, Gotshal & Manges LLP, counsel (included in Exhibit 5).

         24.               Power of Attorney (included as part of the signatures page to this Registration Statement and incorporated herein by reference).
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